Exhibit 32.3

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Gregory Barton, Chief Executive Officer of WisdomTree Commodity Services, LLC, the Managing Owner of the WisdomTree Continuous Commodity Index Master Fund (the “Fund”), hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Fund’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund

Date: May 8, 2017	/s/ Gregory Barton
Gregory Barton
Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.3